CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                (Before Payment of Capital or Issuance of Stock)


                        CORPORATE ADVISORY SERVICE, INC.
                        -------------------------------
                              Name of Incorporator


                                  certify that


1.   He contributes two-thirds of the original incorporators BRIDGE CAPITAL.COM,
                                                             -------------------
     INC.  a  Nevada  Corporation.
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2.   The original Articles were filed in the Office of the Secretary of State on
     2/10/99.
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3.   As  of  the  date of this certificate, no stock of the corporation has been issued.

     They hereby adopt the following amendments to the Articles of Incorporation of the corporation:

Article  FIRST  is  amended  to  read  as  follows:
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         FIRST.  The  name  of  the  corporation  is:
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                        DENALI CONCRETE MANAGEMENT, INC.






                                               ---------------------------------
                                                    Sara A. Zaro, Vice-President